Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Inflection Point Acquisition Corporation VIII

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	(1)	457(a)	28,750,000	$10.00	$287,500,000.00	0.0001381	$39,703.75
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	28,750,000			0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	9,583,333			0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	(4)	Other	9,583,333	$11.50	$110,208,329.50	0.0001381	$15,219.78

Total Offering Amounts:							$397,708,329.50		54,923.53
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$54,923.53

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee.

Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.